UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Pfenex Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36540	27-1356759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10790 Roselle Street

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 352-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

We held our 2015 annual meeting of stockholders on April 21, 2015 (the “Annual Meeting”). Of the 20,522,557 shares of our common stock outstanding as the record date of March 19, 2015, 16,532,116 shares were represented at the Annual Meeting, either in person or by proxy, constituting approximately 81% of the outstanding shares of common stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below:

1.	Election of Class I Director. The following nominee was elected to serve as a Class I director, to hold office until our 2018 annual meeting of stockholders or until his respective successor has been duly elected and qualified or his earlier resignation or removal:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
John M. Taylor	14,914,741	2,267	1,615,108

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,531,969	100	47	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFENEX INC.

Date: April 24, 2015	By:	/s/ Paul Wagner
Paul Wagner
Chief Financial Officer